Exhibit 10.24 September 12, 2016 Nick Brown Via email: nicholaspeterbrown@yahoo.com Dear Nick, We are thrilled that you have agreed to join OnDeck. In this key role you will have an opportunity to make an impact and influence the strategic direction of the company at this exciting time. Following are the key terms to which we have agreed: 1. Job Title: At the commencement of your employment, your job title will be Chief Risk Officer. In that capacity, you will report to Noah Breslow, Chief Executive Officer. 2. Starting Date: Your start date is November, 28, 2016. 3. Compensation: Your starting base salary will be $300,000.00 USD annually. Salaries are usually reviewed twice a year and increases generally occur at the cycle after your one year anniversary. 4. Incentive Compensation: You will receive a one-time Signing Bonus of $100,000.00 USD made payable in two $50,000.00 increments. The first payment of $50,000.00 USD will be paid on or about January 31, 2017 and the second payment of $50,000.00 USD will be paid on or about June 30, 2017. If your employment is terminated within one year of your start date, you will be responsible for refunding the Signing Bonus in full. Your annual bonus target will be 50% of your base salary, prorated from your date of hire. Bonuses are based on achievement of personal and company performance targets to be detailed by your manager, and are paid semi-annually. Payouts in some cases can exceed your bonus target. You must be an active employee on the day bonus payments are made to be eligible for a payout. The decision to award you a bonus, and the amount of such bonus, if any, will be made in the sole and absolute discretion of the Company. 5. Equity Compensation: Subject to approval by the Company’s board of directors or its compensation committee, it will be recommended that you be granted an equity grant in the amount of $850,000. Fifity percent of the grant will be in restricted stock units covering shares of Company common stock having a “target value” of approximately $425,000.00 USD. The remaining 50% will be in stock options. For purposes of the previous sentence, “target value” of a single share means the average of the closing prices of the Company’s common stock for the 30-trading day period ending on the date preceding the grant date of the RSUs. 6. Relocation: You will receive relocation assistance that will cover expenses of your relocation from Australia to New York, USA. The amount and terms are to be determined. ondeck | 1400 Broadway, New York, NY 10018 | 919.232.4343 | feedback@ondeck.com | www.ondeck.com

Exhibit 10.24 7. Employee Benefits: You will be eligible for all OnDeck employee benefits; including sick leave, medical and dental health insurance, life insurance, long-term disability insurance and business travel accident insurance. You will be entitled to vacation allowance consistent with similarly situated team members of the company. You will be eligible to participate in the OnDeck 401(k) Plan within one month of your start date. If you do not make an election to participate, you will automatically be enrolled in the plan within one month at a deferral rate of 4%. All employee benefit plans, programs and policies are subject to modification and the Company may, in its sole discretion, modify and/or cease making such employee benefit plans, programs and policies available. 8. Code of Ethics & Conduct: You agree to comply with the Company’s Code of Conduct. You further acknowledge that at all times you shall be subject to, observe and carry out such rules, regulations, policies, directions and restrictions applicable to OnDeck. Onboarding Please arrive at 9:00am on your start date, unless otherwise specified by your manager. Additionally, you will attend New Hire Orientation from 9:00am-5:30pm on a date to be determined within 2 weeks of your start date. New Hire Orientation is held at OnDeck Headquarters in New York City at: 1400 Broadway, Suite 2500 New York, NY 10018 (Entrance on Broadway between 38th and 39th Streets) If the position you are hired for, upon signing this agreement, is based out of either our CO or VA office, travel and accommodations for orientation will be arranged for you by our onboarding team. The terms and conditions of your employment with On Deck Capital, Inc. are governed by the laws of New York and standard company policies. This means the offer of employment is contingent upon you satisfactorily meeting all pre-employment requirements including a background check and proof of your eligibility to work in the United States. Please understand that this letter is not a contract of continuing employment. Although we hope that our business relationship will be a long and successful one, your employment with On Deck Capital, Inc. is “Employment At Will,” which means for no fixed term, and either you or the Company may terminate the employment relationship at any time and for any reason, and OnDeck may change the terms and conditions of your employment at any time. In addition, compensation packages for all OnDeck employees, including you, may change from time to time depending on the needs and priorities of the business. Please review the terms and conditions of employment outlined in this letter, sign and date the acknowledgement on the following page, and return to me. Please also note you will receive an ondeck | 1400 Broadway, New York, NY 10018 | 919.232.4343 | feedback@ondeck.com | www.ondeck.com

Exhibit 10.24 email link from Danica Banes to complete the balance of your new hire documents. Please complete your new hire documents prior to your start date. On your first day of employment, you will be required to complete Form I9 and provide documentation proving you are eligible to work in the United States; a complete list of acceptable documents is available to you with the Form I9. OnDeck values the unique talents each new hire brings to our organization. We look forward to welcoming you to our team, and providing you with the opportunity to grow professionally in a supporting environment. If you have any questions regarding this offer, please contact me. Sincerely, Lorna Hagen Senior Vice President of People Operations On Deck Capital, Inc. Acceptance of Offer My signature below confirms acceptance of the offer of employment and my understanding of the terms and conditions associated with it. This signature also confirms that there are no oral promises associated with this offer that are not reflected in this letter. I further acknowledge that I have received, read, and agree to all pre-employment conditions and policies. Accepted and Agreed: _______________________ ___________________ Nick Brown Date ondeck | 1400 Broadway, New York, NY 10018 | 919.232.4343 | feedback@ondeck.com | www.ondeck.com